Exhibit 21

                         Subsidiaries of the Registrant

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                                   Exhibit 21

                         Subsidiaries of the Registrant

Parent
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Rainier Pacific Financial Group, Inc.

                                        Percentage         Jurisdiction or
Subsidiaries                           of Ownership     State of Incorporation
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Rainier Pacific Savings Bank               100%               Washington

Support Systems, Inc. (1)                  100%               Washington

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(1)   Wholly-owned subsidiary of Rainier Pacific Savings Bank.